UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1080 La Cienega Blvd, Suite 304

Los Angeles, CA 90035

(Address of Principal Executive Offices) (Zip Code)

(877) 238-4498

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01	Other Events.

On or around November 3, 2016 the company materially completed Phase One of our October financing agreement with the Doheny Group (see our October 7, 2016 8K filing). We completed the manufacturing, quality testing, the leasing and monetization of all 600 units required as per the Phase One agreements. As of the morning of November 4, 2016 we were materially sold-out of our inventory. As a result, we immediately contacted the Doheny Group requesting the Phase Two funds. The Doheny Grouped acknowledged that we had materially accomplished the goals setout of the Phase One agreements and immediately wired the company $210,000 for the procurement of parts and components. We confirmed receipt of funds from the Doheny Group later that same day. These funds will be used for the procurement of the required parts list to be used for the assembly and production of an additional 1,000 BDI 747. We anticipate that our production of these new additional units will be complete within 90 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blow & Drive Interlock, Corp
A Delaware Coporation

By	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer and Chief Financial Officer

Date: November 7, 2016